# Bonded Goods Warehousing Service Contract

Party A：Grand World Pro Limited

Address：Room 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong

Contact person：Xu Zikang

Phone：+85223230835 Fax：+852 23238718

Party B：Dachser (Shenzhen) Co. Ltd, Guangzhou branch

Address：Room No 3005-3006, 30/F Tower A Center Plaza, No161 Linhexi Rd, Tianhe D, Guangzhou.

Contact person：Luo Guihao

Phone： 020-38879866 Fax：020-38878686

According to the relevant provisions of the “Contract Law of the People's Republic of China”, “the Bonded Warehouses of the People's Republic of China and the Regulations on the Management of Goods Stored in the PRC”, Party B shall provide the Bonded goods warehousing service for Party A and the parties hereto, by consensus, sign this contract.

A. Party B provides Guangzhou Baiyun International Airport bonded Logistics Center warehouse to Party A for the storage of bonded goods.

B. Cost criteria

1. For details, kindly refer to the fee standard signed by both parties(Schedule I)
2. Payment methods:

(i) Before the 5th of every month (postponed automatically provided the date coincides with festival holidays), Party B shall send the list of all the business expenses, original reimbursement fee proof , invoices etc documents of the previous month to Party A for confirmation. At the same time, the original delivery receipt, reimbursement fee proof or invoices etc documents of the previous month shall be sent to Party A. Party A shall verify the documents within five working days after Party B issues the relevant documents.

(ii) After confirming that the fees are correct and receiving the original delivery receipt of the previous month, and the original voucher or invoices for the bill, Party A shall notify Party B to issue a corresponding tax invoice that is valid. Party A shall pay Party B on the last working day of the month after receiving the invoice.

(iii) Party B Receivable Account:

Account name：Dachser (Shenzhen) Co. Ltd, Guangzhou branch

Account no：120906236810802

Bank：Linhe Rd Branch of China Merchants Bank, Guanzhou

(C) The warehouse provided by Party B should have good ventilation, good anti-theft, windproof and moisture-proof features. Party B is to provide Party A the Customs record that has been made, together with its warehousing manual. Party B is to provide handling, customs clearance, labeling, packaging replacement, inventory and other services to Party A during Party B's business hours.

(D) When the bonded goods enter the warehouse, Party B shall verify the quantity of the incoming goods, name, specifications and the integrity of the external packaging upon receiving them. Should there be any shortage of goods or packaging damage, the conditions should be photographed in a timely manner and reported to Party A. Party B is to assist Party A to determine the party that is responsible for the shortage of goods and damage as well as assisting Party A to recover the claims from the relevant party.

(E) Party A shall send a person to the warehouse to carry out quality inspection on the goods and sorting out the grade of the goods. Party B shall cooperate with the quality inspection personnel to sort out the goods and register them on the list. Both parties shall sign to confirm the sorting result.

(F) When the goods are out of the warehouse, Party A shall provide the warehouse leaving order in writing or mail, stating clearly the name, quantity, specification and time. Should there be any special requirements, they should be stated together. According to the requirements of sorting out the goods and customs formalities, Should Party B fail to provide the warehouse leaving orders of Party

A, resulting in the wrong goods and causing the return of goods, change of orders and other circumstances, the transport and miscellaneous costs and additional storage costs incurred shall be borne by Party B.

(G) During the custody of Party A's goods in the warehouse, Party B, in accordance with the requirements of Party A, should do an inventory check on the goods stored in the warehouse on the last working day of every month. Before leaving the workplace on the evening of the day, the person-in-charge should provide a physical inventory report to Party A. Should Party B fail to keep the goods under the storage conditions stipulated in the contract, causing the goods to be short, lost and damaged, Party B shall compensate Party A for the direct economic loss according to the goods' price upon entry into the warehouse. In the event of natural disasters (such as earthquakes, floods, typhoons, lightning strikes etc.) and war, Party B shall not be liable for compensation.

(H) In the process of assisting Party A in the inspection of goods, such as customs, commodity inspection or price checking and other special circumstances resulting in the delay in the clearance time, Party B must fully handle the communication and coordination for Party A and handle the matter properly. Party A should be informed in advance should its assistance is needed.

(I) Party B must arrange full-time personnel to take care of the goods, ensuring that Party A's goods are monitored effectively 24 hours. Party B is to conduct regular inspection of the goods. At any time allowed by the Customs, should Party A send personnel to inspect the goods, Party B has the obligation to cooperate fully and coordinate the matter well.

(J) Party B, in the loading and unloading of Party A's goods must be patient and meticulous in accordance with part A's loading and unloading requirements. Should Party A need to sort out the goods, Party B should also be in accordance with the requirements of Party A, carry out the sorting. During the loading and unloading of goods, Party B should ensure the safety of the goods to avoid damage to the goods or packaging, otherwise the related losses shall be compensated by Party B.

(K) Should the contract be in dispute during the execution, both parties should have a diplomatic negotiation to achieve a resolution. Should the negotiation fail, the matter should be brought to the Guangzhou Arbitration Commission.

(L) The term of this contract is from 1st of February 2017 to 1st of February 2018. Should both parties have no objection after the expiration of the contract period, the contract period is automatically extended for another year.

(M) This contract has two identical copies, both parties holds one copy each. Both parties sign and stamp the date of entry into force.

Party A：Grand World Pro Limited

（Official stamp）

Representative：

Date:

Party B：Dachser (Shenzhen) Co. Ltd, Guangzhou branch

（Official stamp）

Representative：

Date：